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                                                               Exhibit (d)(1)(a)

                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


         AMENDMENT made this ___ day of _____________, 2000, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999 between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the increase in the advisory fee for the Lifestyle Aggressive 1000 Portfolio, the Lifestyle Growth 820 Portfolio, the Lifestyle Balanced 640 Portfolio, the Lifestyle Moderate 460 Portfolio and the Lifestyle Conservative 280 Portfolio (collectively, the "Lifestyle Trusts") as set forth in Appendix A to this Amendment.


2.       EFFECTIVE DATE

         This Amendment shall become effective with respect to a Lifestyle Trust on the later to occur of: (i) approval by shareholders of such Lifestyle Trust,
(ii) disclosure of the terms of the Amendment in the prospectus of the Trust and
(iii) execution of the Amendment.


MANUFACTURERS INVESTMENT TRUST



By:  ___________________________
      Matthew R. Schiffman, President

MANUFACTURERS SECURITIES SERVICES, LLC

By:  The Manufacturers Life Insurance Company of North America, its managing member



By:  ___________________________
      James R. Boyle, President



By:  ___________________________
      James D. Gallagher, Vice President,
      Secretary and General Counsel
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                                   APPENDIX A

1.       Global Equity Trust: .90% of the current net assets of the Portfolio.

2. Blue Chip Growth Trust: .875% of the current net assets of the Portfolio.

3. Mid Cap Blend Trust: .85% of the current net assets of the Portfolio. (formerly, the Equity Trust)

4.       Equity-Income Trust: .875% of the current net assets of the Portfolio.

5.       Growth & Income Trust: .75% of the current net assets of the Portfolio.

6.       Strategic Bond Trust: .775% of the current net assets of the Portfolio.

7. Global Bond Trust: .80% of the current net assets of the Portfolio. (formerly, the Global Government Bond Trust)

8. Investment Quality Bond Trust: .65% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: .65% of the current net assets of the Portfolio.

10.      Money Market Trust: .50% of the current net assets of the Portfolio.

11. Large Cap Growth Trust: .875% of the current net assets of the Portfolio. (formerly, the Aggressive Asset Allocation Trust)

12. Income & Value Trust: .80% of the current net assets of the Portfolio. (formerly, the Moderate Asset Allocation Trust)

13. Diversified Bond Trust: .75% of the current net assets of the Portfolio. (formerly, the Conservative Asset Allocation Trust)

14. Overseas Trust: .95% of the current net assets of the Portfolio. (formerly, the International Growth and Income Trust)

15. Mid Cap Growth Trust: .95% of the current net assets of the Portfolio. (formerly, the Small/Mid Cap Trust)

16. International Small Cap Trust: 1.10% of the current net assets of the Portfolio.

17.      Growth Trust: .85% of the current net assets of the Portfolio.

18.      Value Trust: .80% of the current net assets of the Portfolio.

19.      High Yield Trust: .775% of the current net assets of the Portfolio.

20. International Stock Trust: 1.05% of the current net assets of the Portfolio.

21. Science & Technology Trust: 1.10% of the current net assets of the Portfolio.

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22.      Balanced Trust: .80% of the current net assets of the Portfolio.

23. Emerging Small Company Trust: 1.05% of the current net assets of the Portfolio.

24. Aggressive Growth Trust: 1.00% of the current net assets of the Portfolio. (formerly, the Pilgrim Baxter Growth Trust)

25. Pacific Rim Emerging Markets Trust: .85% of the current net assets of the Portfolio.

26. Real Estate Securities Trust: .70% of the current net assets of the Portfolio.

27.      Equity Index Trust: .25% of the current net assets of the Portfolio.

28. Quantitative Equity Trust: .70% of the current net assets of the Portfolio.

29. Small Company Value Trust: 1.05% of the current assets of the Portfolio.

30. Small Company Blend Trust: 1.05% of the current net assets of the Portfolio.

31. U.S. Large Cap Value Trust: .875% of the current net assets of the Portfolio.

32.      Total Return Trust: .775% of the current net assets of the Portfolio.

33. International Value Trust: 1.00% of the current net assets of the Portfolio.

34.      Mid Cap Stock Trust: .925% of the current net assets of the Portfolio.

35. Lifestyle Conservative 280 Trust: .075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

36. Lifestyle Moderate 460 Trust: .075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

37. Lifestyle Balanced 640 Trust: .075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

38. Lifestyle Growth 820 Trust: .075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

39. Lifestyle Aggressive 1000 Trust: .075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

         The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.